Exhibit 99.1

Contact:

James T. Judson

Omnicell, Inc.

Vice President of Finance

1201 Charleston Road

and Interim CFO	Mountain View, CA 94043
800-850-6664, ext. 6118
jimj@omnicell.com

For Immediate Release

Omnicell Announces First Quarter 2005 Financial Results

MOUNTAIN VIEW, Calif. – April 26, 2005 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions preferred by nurses, today announced first quarter 2005 results.

Revenue for the first quarter of 2005 totaled $28.8 million, up 3% from first quarter 2004. Total backlog as of March 31, 2005 totaled $45.2 million, up 8% from first quarter 2004.

Net income for the quarter includes a charge for a reduction in force announced during the fourth quarter 2004 earnings conference call and two additional one-time charges. GAAP net income for first quarter 2005 reflects a loss of $(5.8) million or $(0.23) per share. This includes the severance costs for our reduction in force of $1.5 million ($(0.06) per share) and one-time charges of $1.1 million ($(0.04) per share) to end-of-life certain older products and $0.6 million ($(0.03) per share) to write off the cost of two suspended acquisitions. Removing these one-time charges results in a pro forma net loss for the first quarter 2005 of $(2.6) million or $(0.10) per share.

Pro forma gross margin for the first quarter, excluding the end-of-life charge, was 53.9%, roughly flat with fourth quarter 2004 levels despite three large competitive pharmacy deals that involved either competitive swap-outs or early consolidation of leases.

Operating expenses, excluding the one-time charges, were $18.1 million for the first quarter of 2005, versus $16.1 million for the fourth quarter of 2004. This increase was due to higher fees for audit and SOX compliance, higher commissions expense paid on fourth quarter 2004 bookings that flowed through to revenue in the first quarter of 2005, higher sales and marketing expenses unique to the first quarter of 2005, and higher payroll taxes associated with the start of the new calendar year.

Omnicell Chairman, President and CEO Randall A. Lipps commented, “During the first quarter of 2005, we have made the hard choices that will enable us to grow our business in a measured and cost-effective manner. We expect to benefit from this as we move through the remainder of the year and into 2006. With our major competitors experiencing transitions, we see an excellent opportunity to expand our customer base in many accounts and will be aggressive in competing for their business.”

Omnicell Interim CFO James T. Judson added, “In the second quarter, Omnicell expects to start seeing the benefits of sourcing various components from China in reducing our product costs. These cost savings will enable us to mitigate margin erosion from large competitive deals and should have a net positive effect on gross margin in the second half of the year.”

Final Financial Results Conference Call Details

Management will discuss final financial results for the first quarter of 2005 on Tuesday, April 26, 2005 at 1:30 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 866-249-6463 (domestic) or 303-262-2006 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 3:30 p.m. PT on April 26, 2005 through 11:59 p.m. PT on May 3, 2005. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 11029146# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Established in 1992, Omnicell (NASDAQ: OMCL) is a leading provider of patient safety solutions preferred by nurses. Improving patient care by enhancing operational efficiency, Omnicell solutions are used throughout the healthcare facility—in the pharmacy, nursing units, surgical services, cath lab, and all the way to the patient’s bedside. The company’s MedGuard™ line of solutions for the medication-use process includes systems for physician order management, automated pharmacy retrieval, medication packaging, medication dispensing, and nursing workflow automation with bar code medication administration. For the medical-surgical supply chain, Omnicell’s OptiFlex™ product line provides open bar code systems, cabinet-based supply management, integrated open and cabinet-based systems, and Web-based procurement. More than 1,500 healthcare facilities use Omnicell solutions to help reduce medication errors, operate more efficiently, and decrease costs—ultimately contributing to improved clinical and financial outcomes. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

OMNICELL, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2005	2004	Change %
Revenues:
Product revenues	$22,742	$22,227
Service and other revenues	6,009	5,602
Total revenues	28,751	27,829	3%
Costs of revenues:

Cost of product revenues	11,533	9,197
Cost of service and other revenues	2,837	2,021

Total cost of revenues	14,370	11,218

Gross profit	14,381	16,611	-13%

Operating expenses:
Research and development	2,709	2,366

Selling, general and administrative	17,142	11,876
Restructuring	406	0
Total operating expenses	20,257	14,242	42%

Income from operations	(5,876)	2,369

Interest and other income	125	84

Interest and other expense	(24)	(2)

Income before provision for income taxes	(5,775)	2,451
Provision for income taxes	17	97
Net income	$(5,792)	$2,354
Net income per share - basic	$(0.23)	$0.10
Net income per share - diluted	$(0.23)	$0.08
Weighted average common shares outstanding - basic	25,490	24,301
Weighted average common shares outstanding - diluted	25,490	28,145

OMNICELL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,	Change
	2005	2004 (1)	($)	(%)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,251	$19,482	(4,231)	-22%
Short-term investments	11,047	11,117	(70)	-1%
Accounts receivable, net	22,591	21,967	624	3%
Inventories	15,291	14,592	699	5%
Receivables subject to a sales agreement	2,987	2,878	109	4%
Other current assets	7,083	7,730	(647)	-8%
Total current assets	74,250	77,766	(3,516)	-5%
Property and equipment, net	5,422	5,660	(238)	-4%
Long-term receivables subject to a sales agreement	2,852	3,224	(372)	-12%
Other assets	12,264	12,841	(577)	-4%
Total assets	$94,788	$99,491	(4,703)	-5%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,137	$4,489	648	14%
Accrued liabilities	11,745	12,918	(1,173)	-9%
Deferred service revenue	15,173	13,922	1,251	9%
Deferred gross profit	7,653	7,846	(193)	-2%
Obligation resulting from sale of receivables	2,987	2,878	109	4%
Current portion of note payable	—	—	—
Total current liabilities	42,695	42,053	642	2%
Long-term obligation resulting from sale of receivables	2,852	3,224	(372)	-12%
Other long-term liabilities	250	517	(267)	-52%
Stockholders’ equity	48,991	53,697	(4,706)	-9%
Total liabilities and stockholders’ equity	$94,788	$99,491	(4,703)	-5%

(1) Derived from the December 31, 2004 audited consolidated balance sheet.

Reconciliation of non-GAAP Information

Reconciliation of GAAP-based EPS to Pro Forma EPS

for the three months ended March 31, 2005

(unaudited)

Actual
GAAP-based EPS	$(0.23)
Reduction in Force Cost	$(0.06)
Inventory Obsolescence Due to Discontinuation of Product	$(0.04)
Write-off of costs for suspended acquisitions	$(0.03)
Pro Forma EPS	$(0.10)

Reconciliation of GAAP-based Operating Expenses to Pro Forma Operating Expenses for the three months ended March 31, 2005

(unaudited)

($ in millions)

Actual
GAAP-based Operating Expenses	$20.3
Reduction in Force Cost	$(1.5)
Write-off of costs for suspended acquisitions	$(0.6)
Pro Forma Operating Expenses	$18.1

Reconciliation of GAAP-based Cost of Revenue and Gross Margin Percentage to Pro Forma Cost of Revenue and Gross Margin Percentage

for the three months ended March 31, 2005

(unaudited)

($ in millions)

	Actual	Gross Margin %
GAAP-based Cost of Revenue	$14.4	50.0%
Inventory Obsolescence Due to Discontinuation of Product	$(1.1)	(3.9)%
Pro Forma Cost of Revenue	$13.3	53.9%